YP CORP. ANNOUNCES RESIGNATION OF
PETER J. BERGMANN AS CHAIRMAN & PRESIDENT

Alistair Johnson-Clague Named Chairman

Mesa, Arizona - (BUSINESS WIRE) - November 4, 2005 - YP Corp. (OTC BB:YPNT), a leading provider of Internet yellow pages and related services announced that Peter J. Bergmann has resigned his positions as Chairman and President effective immediately. Mr. Bergmann will also resign his role as CEO of the Company by the end of December, 2005.

Alistair Johnson-Clague, currently a member of the Company’s Board of Directors, will assume the role of Chairman of the Board effective immediately. Mr. Bergmann will remain on the Board of Directors until the annual shareholder’s meeting, which will be held in April 2006.

The Company is in negotiations with a national executive recruiting firm with strengths in the Internet technology recruiting market to find a new president and chief executive officer. To provide support for Mr. Johnson-Clague in the forthcoming transition period, the Board of Directors has begun a search to retain an experienced interim chief executive officer. Details will be announced after the completion of the search.

Mr. Bergmann, originally an independent member of the YP Board, stepped in as the CEO and president in June 2004. The Board of Directors thanks Mr. Bergmann for his efforts and achievements in stabilizing the company and resolving the challenges which presented themselves during his tenure. Mr. Bergmann stated, “The Company is moving into a new phase where critical attention moves to strategic initiatives and growth plans. I believe this change is both timely and critical, allowing the Company to aggressively pursue these goals.” Mr. Bergmann plans to pursue his other business interests but will continue to provide advice and counsel to the Company during this period of transition in his capacity as a member of the Board of Directors.

About YP Corp.

YP Corp., a leading provider of Internet-based Yellow Pages services, offers an Internet Advertising Package(TM) ("IAP") that includes a Mini-WebPage(TM) and Preferred Listing through its Yellow Pages Web site at www.YP.Com. The company's Web site contains listings for approximately 17 million businesses in the United States.

YP Corp. also provides an array of other Internet services that complement its Yellow Pages Web site, including an Internet Dial-Up Package(TM) (dial-up Internet access) and QuickSite(TM) (Web site design & hosting services).

YP Corp. is a longstanding member, exhibitor and sponsor of the two major Yellow Pages trade associations -- Yellow Page Integrated Media Association (YPIMA), the major trade association of Yellow Pages publishers throughout the world, and the Association of Directory Publishers (ADP), which mostly represents independent Yellow Pages publishers. YP Corp. is based in Mesa, Ariz., and Las Vegas. For more information, visit the Web site at www.YP.Com.

Roger H. Bedier	11/4/2005

Forward-Looking Disclaimer

This press release may include statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, the ability of the company to locate and hire a CEO under acceptable terms. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP Corp. and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect forward-looking statements and the company's business generally include but are not limited to (i) the risk factors and cautionary statements made in the company's Annual Report on Form 10-KSB for the fiscal year ended Sept. 30, 2004, and (ii) other factors that YP Corp. is currently unable to identify or quantify, but may exist in the future. Forward-looking statements speak only as of the date the statement was made. YP Corp. does not undertake and specifically declines any obligation to update any forward-looking statements.
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Contact:
YP Corp., Mesa, Arizona
Roger H. Bedier, Investor Relations
Tel: 480-325-4339
Email: rogerb@ypcorp.com

Roger H. Bedier	11/4/2005